UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2016

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2955 Campus Drive, Suite 100

San Mateo, California

(Address of principal executive offices, including zip code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Merger Agreement

On July 28, 2016, NetSuite Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OC Acquisition LLC (“Parent”), Napa Acquisition Corporation (“Merger Sub”), and, solely for certain limited purposes, Oracle Corporation (“Oracle”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Parent has agreed that Merger Sub will commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (“Common Stock”) for a purchase price of $109.00 per share in cash, without interest (the “Offer Price”), subject to the terms and conditions of the Merger Agreement. Following the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), the unvested portion of each (1) option to purchase shares of Common Stock (“Stock Options”); (2) share of restricted stock of the Company (“Restricted Stock”); (3) award of restricted stock units of the Company (“RSUs”); and (4) award of performance shares or performance share units of the Company (“Performance Awards,” and together with the Stock Options, Restricted Stock, and RSUs, the “Compensatory Awards”) that is outstanding immediately prior to the Effective Time and held by a person who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time will be assumed by Oracle and converted automatically at the Effective Time into an option, share of restricted stock, restricted stock unit, performance share or performance unit, as the case may be, denominated in shares of Oracle’s common stock. These assumed Compensatory Awards will be subject to terms and conditions that are substantially identical to those applicable to such Compensatory Awards as in effect at the Effective Time, except that the number of shares subject to these awards and the per share exercise price or purchase price will be adjusted based on an exchange ratio determined by dividing the Offer Price by the average closing price of Oracle’s common stock on the New York Stock Exchange over the five trading days immediately preceding (but not including) the date on which the Effective Time occurs (rounded down to the nearest whole share and rounded up to the nearest whole cent, respectively). At the Effective Time, the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each Compensatory Award that is outstanding immediately prior to the Effective Time (each such award, a “Cashed Out Compensatory Award”) will not be assumed by Oracle and will, immediately prior to the Effective Time, be cancelled and extinguished in exchange for an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Common Stock subject to such Cashed Out Compensatory Award immediately prior to the Effective Time by (2) the Offer Price less any per share exercise or purchase price of such Cashed Out Compensatory Award immediately prior to such cancellation (except that any Cashed Out Compensatory Award that has an exercise or purchase price equal to or greater than the Offer Price will be cancelled for no consideration). Any performance metrics relating to any Performance Award that, immediately prior to the Effective Time, remain subject to the achievement of such performance metrics will be either (1) deemed achieved at target levels as of immediately prior to the Effective Time or (2) with respect to Performance Awards granted in April 2016, treated in accordance with the applicable award agreement. Any Performance Awards that are deemed achieved at target levels pursuant to clause (1) of the previous sentence will then be subject to vesting based on continued service with the Company, Parent, Oracle or their respective subsidiaries through (A) with respect to awards (or portion thereof) that would vest upon completion of the performance period, the end of the performance period to which the applicable performance metrics relate; or (B) with respect to awards (or portion thereof) that were scheduled to vest following the completion of the performance period, the scheduled vesting dates applicable to such awards. The unvested portion of each Compensatory Award that is outstanding immediately prior to the Effective Time and that is held by a Person who is not an employee of the Company or any of its subsidiaries as of immediately prior to the Effective Time will not be assumed by Oracle and will, immediately prior to the Effective Time, be cancelled and extinguished for no consideration.

Merger Sub has agreed to commence the Offer as promptly as reasonably practicable, and in any event within 15 business days, after the date of the Merger Agreement. The consummation of the Offer will be conditioned on there having been validly tendered into and not withdrawn from the Offer: (1) a number of shares of Common Stock that, together with any shares of Common Stock owned by Oracle, Parent or Merger Sub, represents a majority of the shares of Common Stock (calculated on a fully diluted basis in accordance with the Merger Agreement); and (2) a number of shares Common Stock (excluding, in such number, shares of Common Stock beneficially owned by: (i) NetSuite Restricted Holdings LLC (“NRH”), Lawrence J. Ellison, David Ellison and Margaret Ellison (and their respective affiliates who beneficially own shares of Common Stock) (collectively, the “LJE Parties”); (ii) Oracle or its affiliates; and (iii) any executive officers or directors of the Company and their affiliates (the persons and entities referred to in clauses (i), (ii) and (iii), the “Specified Persons”)) that represents a majority of the shares of Common Stock issued and outstanding immediately prior to the acceptance time of the Offer (excluding, from such issued and outstanding shares, shares of Common Stock beneficially owned by the Specified Persons). The consummation of the Offer is also conditioned on (1) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain foreign antitrust laws; (2) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications; and (3) other customary conditions. Mr. Ellison is (1) the Chief Technology Officer and Chairman of the Board of Directors (and the largest stockholder) of Oracle; and (2) the largest stockholder of the Company. NRH is the entity through which Mr. Ellison holds his shares of Common Stock.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries after the date of the Merger Agreement and prior to the closing of the Merger. The Company is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding the acquisition of the Company. However, the solicitation restrictions are subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances, to provide information to, and enter into discussions or negotiations with, third parties with respect to the acquisition of the Company if the Company’s Board of Directors (the “Board”) (upon the recommendation the Transactions Committee of the Board) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties to the stockholders of the Company under applicable law.

The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Common Stock (other than (1) treasury shares; (2) shares held by Oracle, Parent or Merger Subsidiary; (3) shares held by any subsidiaries of the Company; or (4) shares held by a holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive cash in an amount equal to the Offer Price.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated into this report by this reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•                       should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                       may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•                       may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•                       were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Support Agreements

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, Parent and Merger Sub entered into Tender and Support Agreements, dated as of July 28, 2016 (the “Support Agreements”), with NRH, Zachary Nelson, Evan Goldberg, James McGeever and Ronald Gill (each, a “Supporting Stockholder”). The Support Agreements obligate the Supporting Stockholders to tender their shares of Common Stock into the Offer and otherwise support the transactions contemplated by the Merger Agreement. NRH beneficially owned, as of July 28, 2016, 31,964,891 shares of Common Stock, which represent approximately 40% of the outstanding shares of Common Stock. Messrs. Nelson, Goldberg, McGeever and Gill beneficially owned, as of July 28, 2016, an aggregate of 3,326,426 shares of Common Stock (including shares deemed to be beneficially owned in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended), which represent approximately 4% of the shares of Common Stock that are issued and outstanding and all additional shares of the Common Stock that are deemed outstanding for purposes of calculating each such Supporting Stockholders’ percentage ownership as of July 28, 2016, in accordance with Rule 13d-3(d)(1)(i)).

Pursuant to its Support Agreement, NRH agreed that, if the Board (upon the recommendation of the Transactions Committee) terminates the Merger Agreement to accept a superior proposal from a third party (a “Superior Transaction”) (or, if thereafter (in one or more iterations) the Board terminates the definitive agreement for such Superior Transactions and accepts an alternative Superior Transaction), it will support the then-applicable Superior Transaction if it is supported by the holders of a majority of the outstanding shares of Common Stock not beneficially owned by (1) the executive officers or directors of the Company or their affiliates; (2) the LJE Parties; or (3) the ultimate parent entity of the purchaser in such Superior Transaction. The Company and any purchaser in a Superior Transaction are each express third party beneficiaries with express rights of enforcement of the Support Agreement with NRH.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Parent’s contemplated acquisition of the Company (the “Transaction”), the Company’s executive officers and certain other key employees each entered into a letter agreement with the Company (each, a “Waiver”) that amends his or her Severance and Change of Control Agreement (each, a “COC Severance Agreement”) effective upon the closing of the Transaction. Pursuant to his or her Waiver, each such individual has agreed to waive any right to voluntarily terminate his or her employment for Good Reason (as defined in his or her COC Severance Agreement) pursuant to clause (i) of the “Good Reason” definition in his or her COC Severance Agreement (which generally concerns a significant reduction of his or her duties, authority, responsibilities, or reporting relationships) for a period of 12 months following the closing date of the Transaction (the “Waiver Period”). In addition, if such individual’s employment with the Company, Parent or any parent, subsidiary or affiliate of the Company or Parent (collectively, the “Company Group”) during the 12-month period following the closing of the Transaction is terminated as a result of his or her death or Disability (as defined in his or her COC Severance Agreement), he or she (or his or her personal representative or estate) will become entitled to receive the payments, vesting acceleration and benefits under Section 3(b) of his or her COC Severance Agreement (“Benefits”).  If such individual remains employed with the Company Group through the completion of the Waiver Period, he or she will be paid, issued, and provided, as applicable, all the Benefits (regardless of whether such individual remains employed with the Company Group), except that he or she will not be entitled to any Benefits relating to continued employee benefits and outplacement benefits under his or her COC Severance Agreement.  Thereafter, other than such individual’s right to exercise his or her outstanding stock options through the 12-month period (but in no event after the earlier of the original maximum term of such stock options or 10 years from the original grant date of such stock options) following ceasing to provide services with the Company Group, he or she will have no continuing rights or entitlements, and no member of the Company Group will have any continuing obligations to him or her, under his or her COC Severance Agreement, and such COC Severance Agreement will terminate.

Item 8.01.                                        Other Events.

On July 28, 2016, the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2016, by and among NetSuite Inc., OC Acquisition LLC, Napa Acquisition Corporation and Oracle Corporation.*
99.1	Press Release of NetSuite Inc. dated July 28, 2016.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NetSuite Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSUITE INC.

By:	/s/ Douglas P. Solomon
Douglas P. Solomon
SVP, General Counsel and Secretary

Date: August 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2016, by and among NetSuite Inc., OC Acquisition LLC, Napa Acquisition Corporation and Oracle Corporation.*
99.1	Press Release of NetSuite Inc. dated July 28, 2016.

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NetSuite Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.